UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2014

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Xerium Technologies, Inc. (the "Company") was held on June 12, 2014. All director nominees were elected and the votes cast with respect to such elections were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Roger A. Bailey	11,009,492	181,837	2,739,477
Harold C. Bevis	11,009,467	181,862	2,739,477
David A. Bloss, Sr.	11,009,454	181,875	2,739,477
Ambassador April H. Foley	11,009,254	182,075	2,739,477
Jay J. Gurandiano	10,062,453	1,128,876	2,739,477
John F. McGovern	11,009,279	182,050	2,739,477
James F. Wilson	11,009,492	181,837	2,739,477

Additionally, the following matters were voted upon at the meeting and the votes cast with respect to such matters were as follows:

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014	13,792,589	122,989	15,228	—
Advisory vote to approve executive compensation	10,646,685	526,865	17,779	2,739,477

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	June 16, 2014	By:	/s/ Clifford E. Pietrafitta
		Name:	Clifford E. Pietrafitta
		Title:	Executive Vice President and CFO